UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) and Dividend Capital Securities LLC (the “Dealer Manager”), the dealer manager for the Company’s ongoing public offering of Class A, W and I shares (the “Offering”), previously entered into that certain Amended and Restated Dealer Manager Agreement dated February 8, 2013 (the “Dealer Manager Agreement”). On May 31, 2013, the Company and the Dealer Manager entered into Amendment No. 1 to the Dealer Manager Agreement (“Amendment No. 1”). Amendment No. 1 provides that the Company will pay to the Dealer Manager a primary dealer fee in the amount of up to 5.0% of the gross proceeds raised from the sale of Class I shares sold in the Company’s primary public offering, provided that (i) the sales are all made before July 31, 2013 (unless extended by the Company, through written notice to the Dealer Manager) and (ii) the total gross proceeds raised with respect to which the primary dealer fee will apply may not exceed $300 million. The Dealer Manager will retain 0.5% of such gross proceeds and reallow the remainder of the primary dealer fee to the participating broker-dealers involved in selling such Class I shares based on the portion of the gross proceeds raised from their customers. The primary dealer fee will be considered underwriting compensation (as defined in accordance with, and subject to the underwriting compensation limits of, applicable Financial Industry Regulatory Authority rules).

In addition, on May 31, 2013, the Company, the Dealer Manager and the Company’s external advisor, Dividend Capital Total Advisors LLC (the “Advisor”), entered into a selected dealer agreement (the “Selected Dealer Agreement”) with Raymond James & Associates, Inc. (“Raymond James”), pursuant to which Raymond James will act as a participating broker-dealer in the Offering. Pursuant to the Selected Dealer Agreement, Raymond James will use its best efforts to sell Class I shares in transactions entitling it to a primary dealer fee from the Dealer Manager consistent with the paragraph above. We will pay the Dealer Manager a primary dealer fee of 5.0% of the gross proceeds raised from the sale of Class I shares sold by Raymond James in the primary offering, provided that (i) the sales are all made before July 31, 2013 (unless extended by us and Raymond James) (the “Managed Offering Term”) and (ii) the total gross proceeds raised with respect to which the primary dealer fee will apply may not exceed $300 million. The Dealer Manager will retain 0.5% of such gross proceeds and reallow the remainder of the primary dealer fee to Raymond James. The Dealer Manager will also reallow to Raymond James the distribution fee payable by us with respect to (a) Class I shares sold in our primary offering through Raymond James during the Managed Offering Term and (b) Class I shares sold through our distribution reinvestment plan that are purchased with distributions paid on such shares.

Item 8.01 Other Events.

Comerica Bank Tower

As described in our Annual Report on Form 10-K for the year ended December 31, 2012, on March 6, 2012, we became the 100% owner of the titleholder of a 1.5 million square foot office property in the Dallas, Texas market (“Comerica Bank Tower”), as the result of our foreclosure of a non-performing mezzanine loan for which such ownership interest had served as collateral. Comerica Bank Tower was subject to a mortgage note with a principal balance of $179.8 million as of the acquisition date bearing interest at 5.8%, which matures in January 2017. As of March 31, 2013, the unpaid principal balance of this mortgage note was $177.4 million. On September 10, 2012, we were notified that a receiver (the “Receiver”) had been appointed for the Comerica Bank Tower. On May 31, 2013, Comerica Bank Tower was sold by the Receiver pursuant to court order to a purchaser unaffiliated with us. Because of the outstanding principal balance of the mortgage note, we did not receive any proceeds from the sale of Comerica Bank Tower. The sale of Comerica Bank Tower did not have any impact on our net asset value (“NAV”).

Recent Pricing Information (unaudited)

Below is the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from May 1, 2013 through May 31, 2013, for each of our classes of common stock (we refer to our unclassified shares of common stock as “Class E” shares):

	NAV per Share
Date	Class E	Class A	Class W	Class I
May 1, 2013	$6.77	$6.77	$6.77	$6.77
May 2, 2013	$6.76	$6.76	$6.76	$6.76
May 3, 2013	$6.76	$6.76	$6.76	$6.76
May 6, 2013	$6.75	$6.75	$6.75	$6.75
May 7, 2013	$6.75	$6.75	$6.75	$6.75
May 8, 2013	$6.75	$6.75	$6.75	$6.75
May 9, 2013	$6.75	$6.75	$6.75	$6.75
May 10, 2013	$6.75	$6.75	$6.75	$6.75
May 13, 2013	$6.75	$6.75	$6.75	$6.75
May 14, 2013	$6.75	$6.75	$6.75	$6.75
May 15, 2013	$6.75	$6.75	$6.75	$6.75
May 16, 2013	$6.75	$6.75	$6.75	$6.75
May 17, 2013	$6.75	$6.75	$6.75	$6.75
May 20, 2013	$6.75	$6.75	$6.75	$6.75
May 21, 2013	$6.76	$6.76	$6.76	$6.76
May 22, 2013	$6.76	$6.76	$6.76	$6.76
May 23, 2013	$6.74	$6.74	$6.74	$6.74
May 24, 2013	$6.74	$6.74	$6.74	$6.74
May 28, 2013	$6.74	$6.74	$6.74	$6.74
May 29, 2013	$6.74	$6.74	$6.74	$6.74
May 30, 2013	$6.74	$6.74	$6.74	$6.74
May 31, 2013	$6.74	$6.74	$6.74	$6.74

On any day, our share sales and redemptions will be made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.

Correction to Net Tangible Book Value

As of December 31, 2012, our net tangible book value per share (for each of our four classes of common stock) was $2.90, which is net of intangible lease assets and liabilities of $1.22 per share and accumulated depreciation of $2.51 per share. Please note that these figures correct those reported in our Annual Report on Form 10-K for the year ended December 31, 2012. We are providing this information in this Current Report on Form 8-K so that it will be incorporated by reference into our Registration Statement on

Form S-3 (File No. 333-162636).

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Amendment No. 1 to Amended and Restated Dealer Manager Agreement*

1.2	Selected Dealer Agreement with Raymond James & Associates, Inc.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.
June 5, 2013
	By:	/S/ M. KIRK SCOTT

M. Kirk Scott
Chief Financial Officer

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